Exhibit 99.1

Synta Pharmaceuticals Corp.
45 Hartwell Avenue
Lexington, MA 02421

tel: 781 541 7125
fax: 781 274 8228

www.syntapharma.com

Synta Pharmaceuticals Announces $35 Million Registered Direct Offering of Common Stock

LEXINGTON, MA — April 15, 2011 — Synta Pharmaceuticals Corp. (NASDAQ: SNTA), a biopharmaceutical company focused on discovering, developing, and commercializing small molecule drugs to treat severe medical conditions, today announced that it has entered into common stock purchase agreements with various investors for the sale of approximately 7.2 million shares of its common stock in an issuer-directed registered direct offering at $4.89 per share, the closing price on April 14, 2011.  There were no warrants issued as part of this transaction.  Net proceeds are expected to be approximately $35 million.  Approximately 22% of the shares are committed to purchases by insiders of the company, with the remainder being purchased by institutional investors.  The offering is expected to close on or about April 20, 2011, subject to satisfaction of customary closing conditions.

No underwriter or placement agent participated in the offering.

The net proceeds from the offering will be used to fund Synta’s operations, including, research and development, clinical trials, manufacturing, intellectual property protection and enforcement, and working capital, and for other general corporate purposes.

The securities described above are being offered by Synta Pharmaceuticals pursuant to a registration statement previously filed and declared effective by the Securities and Exchange Commission.  The securities may be offered only by means of a prospectus, including a prospectus supplement, forming a part of the effective registration statement.  When available, copies of the final prospectus supplement and accompanying base prospectus relating to this offering may be obtained directly from the Company or from the website of the Securities and Exchange Commission at www.sec.gov.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities of Synta Pharmaceuticals Corp. nor shall there be any sale of securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Synta Pharmaceuticals

Synta Pharmaceuticals Corp. is a biopharmaceutical company focused on discovering, developing, and commercializing small molecule drugs to extend and enhance the lives of patients with severe medical conditions, including cancer and chronic inflammatory diseases.  Synta has a unique chemical compound library, an integrated discovery engine, and a diverse pipeline of clinical- and preclinical-stage drug candidates with distinct mechanisms of action and novel chemical structures.  All Synta drug candidates were invented by Synta scientists using our compound library and discovery capabilities.

Safe Harbor Statement

This media release may contain forward-looking statements about Synta Pharmaceuticals Corp., including, but not limited to, statements relating to the expected timing of closing of the offering and the expected proceeds from the offering.  Such forward-looking statements can be identified by the use of forward-looking terminology such as “will”, “would”, “should”, “expects”, “anticipates”, “intends”, “plans”, “believes”, “may”, “estimates”, “predicts”, “projects”, or similar expressions intended to identify forward-looking statements.  Such statements, reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such forward-looking statements, including those described in “Risk Factors” of our Form 10-K for the year ended December 31, 2010 as filed with the Securities and Exchange Commission.  Synta undertakes no obligation to publicly update forward-looking statements, whether because of new information, future events or otherwise, except as required by law.

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Contacts:

Synta Pharmaceuticals Corp.

Rob Kloppenburg

(781) 541-7125